UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	31-0724920 (I.R.S. Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio 43287 (614) 480-8300 (Address Of Principal Executive Offices)

Title of Each Class to be so registered	Name of Each Exchange on Which each class is to be Registered:

8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐
Securities Act registration statement file number to which this form relates: Registration No. 333-131143
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

EXPLANATORY NOTE
     The Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 19, 2008 is hereby amended and restated solely to clarify that the name of the exchange on which the 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock is to be registered is The NASDAQ Stock Market LLC.
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value $0.01 and $1,000 liquidation preference per share (the “Series A Preferred Stock”), of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), to be registered hereunder, is contained in the sections captioned “Description of Preferred Stock” and “Description of Huntington Capital Stock” in the Prospectus Supplement, dated April 16, 2008, as filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2008 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus included in the Registration Statement on Form S-3 (No. 333-131143) of Huntington, as filed with the Commission on March 26, 2008, and each of those sections is incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits are filed as part of this registration statement on Form 8-A.
3.1	Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles Supplementary, incorporated by reference to Exhibit 3(i) to Annual Report on Huntington Bancshares Inc.’s Form 10-K for the year ended December 31, 1993.

3.2	Articles of Amendment to Articles of Restatement of Charter, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on May 31, 2007.

3.3	Articles of Amendment to Articles of Restatement of Charter, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on May 8, 2008.

3.4	Articles Supplementary, incorporated by reference to Exhibit 3.4 to Annual Report on Huntington Bancshares Inc.’s Form 10-K for the year ended December 31, 2006.

3.5	Articles Supplementary, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed April 22, 2008.

3.6	Articles Supplementary classifying 575,000 shares of Serial Preferred Stock as shares of Series A Preferred Stock and designating the preference, limitations, voting powers and relative rights of the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on April 22, 2008.

3.7	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on January 22, 2008.

4.1	Specimen certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on April 22, 2008.

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, its duly authorized officer.

Date: May 20, 2008	HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Richard A. Cheap
Name: Richard A. Cheap
Title: General Counsel & Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles Supplementary, incorporated by reference to Exhibit 3(i) to Annual Report on Huntington Bancshares Inc.’s Form 10-K for the year ended December 31, 1993.

3.2	Articles of Amendment to Articles of Restatement of Charter, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on May 31, 2007.

3.3	Articles of Amendment to Articles of Restatement of Charter, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on May 8, 2008.

3.4	Articles Supplementary, incorporated by reference to Exhibit 3.4 to Annual Report on Huntington Bancshares Inc.’s Form 10-K for the year ended December 31, 2006.

3.5	Articles Supplementary, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed April 22, 2008.

3.6	Articles Supplementary classifying 575,000 shares of Serial Preferred Stock as shares of Series A Preferred Stock and designating the preference, limitations, voting powers and relative rights of the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed April 22, 2008.

3.7	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on January 22, 2008.

4.1	Specimen certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.1 to Huntington Bancshares Inc.’s Current Report on Form 8-K, filed on April 22, 2008.

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